EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Superior Energy Services, Inc:

We consent to the incorporation by reference in the registration statement (No. 333-125316, No. 333-116078, No. 333-101211, No. 333-33758, No. 333-43421, No. 333-12175, No. 333-136809, No. 333-146237, No. 333-144394, No. 333-161212, No. 333-174972, and No. 333-177679) on Form S-8 and Form S-4 of Superior Energy Services, Inc. of our reports dated February 28, 2012, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2011, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Superior Energy Services, Inc.

/s/ KPMG LLP

New Orleans, Louisiana

February 28, 2012